UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 2, 2015

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222

(Address of principal executive offices) (Zip Code)

(502) 329-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Sypris Solutions, Inc. (the “Company”), its subsidiary, Sypris Technologies Kenton, Inc. (the “Buyer”) entered into an asset purchase agreement on May 14, 2015 (the “Agreement”) with Reynolds Machine Co., Inc. (“Reynolds”) to acquire substantially all of the assets and certain of the liabilities of Reynolds’ business. As further disclosed in the Company’s Form 8-K filed on August 6, 2015, Sypris Solutions, Inc. (the “Company”) and Reynolds Machine Co., Inc. (“Reynolds”) amended the Agreement to, among other things, extend the target closing date and the exclusivity period under the Agreement to September 14, 2015. The parties have recently determined that the transaction is unlikely to be closed on or before September 14, 2015, and while the Agreement remains in effect, on September 2, 2015, the parties agreed to waive the remaining exclusivity period under the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

September 9, 2015	By:	/s/ John R. McGeeney
John R. McGeeney
Vice President, General Counsel and Secretary

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